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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934




Date of Report (Dates of Earliest event reported)     October 22, 1998
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                             EPL Technologies, Inc.
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             (Exact name of registrant as specified in its charter)

        Colorado                     0 - 28444                  84-0990658
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(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)

2 International Plaza, Suite 245, Philadelphia, PA                19113
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    (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code        (610) 521-4400
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)
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ITEM   5.   OTHER EVENTS

        On October 22, 1998, EPL Technologies, Inc. (the "Company") announced that it had received formal approval from The Sholl Group II, Inc., exclusive licensee of the "GREEN GIANT(R) FRESH" brand from the Pillsbury Company, to use a new 74,200 sq ft facility, located in Camarillo, California and operated by the Company's Newcorn Co affiliate, for fresh produce processing. In a coordinated development, the Company announced the relocation of its fresh-cut potato processing activities from an approved, outsourced, co-packer facility in Sacramento to the new produce processing facility in California. A more detailed discussion of the foregoing is contained in the press release attached as
Exhibit 99.1 hereto.

The Company also announced in such press release that work on a second new fresh-cut corn processing facility in the Midwest was progressing on-schedule, and that it believed this 35,000 sq ft plant would be approved for shipment of "GREEN GIANT(R) FRESH" branded corn products before the 1998 year end. The Company currently uses this Midwest facility to ship "GREEN GIANT(R) FRESH" corn products which are processed at its West Coast facility but the Midwest facility is not expected to be completed for processing before March 1999 due to engineering issues and equipment delays, and thus the Company has been unable to date to maximise processing and distribution efficiencies.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      a)    Not Applicable

      b)    Not Applicable

      c)    Exhibits

            99.1 Press Release dated October 22, 1998 in relation to approval for new west coast facility for processing of fresh-cut corn and potato products under the Green Giant(R) Fresh brand name.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: December 29, 1998                        EPL Technologies, Inc.


                                         By:    /s/Paul L. Devine
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                                                Paul L. Devine
                                                Chairman and President